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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Origen Financial, Inc.
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             (Exact name of Registrant as specified in its charter)


                 Delaware                                 20-0145649
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(State of incorporation or organization)            (IRS Employer I.D. No.)

           27777 Franklin Road, Suite 1700, Southfield, Michigan 48034
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                    (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                   333-112520
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                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value




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Item 1.  Description of Registrant's Securities to be Registered

                  Incorporated by reference to the information set forth under the caption "Description of Capital Stock and Material Provisions of Delaware Law and Our Certificate of Incorporation" in the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on February 4, 2004 (Registration No. 333-112520), as amended (including after the date hereof pursuant to Rule 424(b) under the Securities Act of 1933) (the "Registration Statement").

Item 2.  Exhibits

                  The following exhibits are filed as a part of this registration statement:

                  1. Form of Registrant's common stock certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement.

                  2. Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
                        3.1.1 to the Registration Statement.

                  3. Certificate of Designations for the Registrant's Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1.2 to the Registration Statement.

                  4.    By-laws of the Registrant, incorporated by reference to
                        Exhibit 3.2 to the Registration Statement.

                  5. Registration Rights Agreement dated as of October 8, 2003 among the Registrant, Lehman Brothers Inc., on behalf of itself and as agent for the investors listed on Schedule A thereto and those persons listed on Schedule B thereto, incorporated by reference to Exhibit
                        4.2 to the Registration Statement.

                  6. Registration Rights Agreement dated as of February 4, 2004 between the Registrant and DB Structured Finance Americas, LLC, incorporated by reference to Exhibit 4.3 to the Registration Statement.

















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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 26, 2004                 ORIGEN FINANCIAL, INC.


                                 By:  /s/ Ronald A. Klein
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                                      Ronald A. Klein, Chief Executive Officer